                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          17570 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48076

                                                                    June 8, 2001

Dear Stockholder:

     It is my pleasure to invite you to attend the 2001 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation. The meeting will be held at 4:00 p.m. local time on Friday, June 29, 2001, at the Westin Southfield-Detroit Hotel, 1500 Town Center, Southfield, Michigan, 48075.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you expect to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will take the place of your proxy.

     I look forward to seeing you at the meeting. On behalf of the management and directors of Superior Consultant Holdings Corporation, I want to thank you for your continued support and confidence in the Company.

                                          Sincerely,

                                          /s/ RICHARD D. HELPPIE, JR.

                                          Richard D. Helppie, Jr.
                                          Chief Executive Officer and Director

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          17570 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48076

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 29, 2001

To the Stockholders of Superior Consultant Holdings Corporation:

     We will hold our Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "Company"), at the Westin Southfield-Detroit Hotel, 1500 Town Center, Southfield, Michigan, 48075 on Friday, June 29, 2001, at 4:00 p.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect three directors to the Board of Directors of the Company, each to serve for a term of three years; and

     2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock, par value $0.01 per share, at the close of business on May 1, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. For ten days prior to the meeting, we will keep a list of stockholders entitled to vote at the meeting with the address of and number of shares held by each on file (i) at the offices of the Company at 17570 West Twelve Mile Road, Southfield, Michigan 48076, (ii) at the offices of the Company's transfer agent, Computershare Investor Services, LLC, 2 North LaSalle, 3rd Floor, Chicago, Illinois 60690 and (iii) at the meeting place at the Westin Southfield-Detroit Hotel, 1500 Town Center, Southfield, Michigan, 48075. Any stockholder may inspect this list at any time during usual business hours. We will also make the list available for inspection by any stockholder during the meeting.

     We urge stockholders who cannot attend the meeting to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

     The Annual Report of the Company for the fiscal year ended December 31, 2000 is being mailed to all stockholders of record and accompanies this Proxy Statement.

                                          For the Board of Directors,

                                          SUSAN M. SYNOR
                                          Secretary
Southfield, Michigan
June 8, 2001

                            YOUR VOTE IS IMPORTANT.
          PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY,
              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          17570 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48076

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     The following information is provided in connection with the solicitation of proxies for the 2001 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "COMPANY"(1)), to be held on June 29, 2001, and any adjournments thereof (the "ANNUAL MEETING"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders, beginning on or about June 8, 2001, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "BOARD") for the Annual Meeting.

     Each share of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Any other matters that may be submitted at the meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will not be counted in determining whether the requisite affirmative vote was obtained in such matters. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares for the election of all listed nominees, and at their discretion on any other matter that may properly come before the meeting in accordance with their best judgment. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to the Company a proxy bearing a later date, by written revocation or by attending in person and casting a ballot.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

     Proxies are solicited to give all stockholders of record on May 1, 2001 (the "RECORD DATE") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy. As of the Record Date, 11,074,869 shares of Common Stock were issued and outstanding.

---------------
(1) Unless the context otherwise indicates, all references to the "Company" include the Company's principal operating subsidiary, Superior Consultant Company, Inc. ("Superior").

                      MEETINGS OF THE BOARD OF DIRECTORS,
                   BOARD COMMITTEES AND COMMITTEE COMPOSITION

GENERAL

     The business affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer, Chief Financial Officer and other officers, and through other means.

     During 2000, the Board held four regularly scheduled meetings, four special telephonic meetings and acted by unanimous written consent on nine additional occasions.

     Biographical information on the director nominees and the directors serving unexpired terms is set forth herein under the caption "Item No. 1 -- Election of Directors."

COMMITTEES

     In October 1996 the Board formed the Audit Committee and the Compensation Committee to assist the Board in carrying out its duties. In February 1998 the Board formed the Nominating Committee to assist the Board in carrying out its duties. In February 1999 the Board formed the Acquisition Committee to assist the Board in carrying out its duties.

     The NOMINATING COMMITTEE currently has three members, two of whom are independent, non-employee directors. Members of the committee are Richard P. Saslow, Reginald M. Ballantyne III and John L. Silverman, its Chairperson. This Committee did not meet during 2000 because all nominations of directors for the 2000 annual meeting were made by the full Board.

     The AUDIT COMMITTEE currently has three members: Mr. Silverman, Satish K. Tyagi and Douglas S. Peters, its Chairperson. The Audit Committee considers the adequacy of the internal controls of the Company and the objectivity and integrity of financial reporting, reviews the fees to be paid to the independent accountants and meets with the independent certified public accountants and appropriate Company financial personnel about these matters. The Audit Committee Report is set forth below. The Board has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit A. Each member of the Audit Committee is an "independent director," as such term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. This Committee met seven times during 2000.

     The COMPENSATION COMMITTEE has three members, all of whom are independent, non-employee directors. Members of the committee are Kenneth S. George, Ronald
V. Aprahamian and Mr. Silverman, its Chairperson. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers, administers compensation plans for executive officers, and provides oversight with respect to employee compensation generally and employee benefit plans. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Executive Compensation." In addition, the Committee has responsibility for determining the nature, timing and amount of awards and grants under the Company's Long-Term Incentive Plan (the "Incentive Plan") to those employees subject to the requirements of Section 16(b) under the Securities Exchange Act. The Compensation Committee met twice during 2000.

     The ACQUISITION COMMITTEE currently has six members, three of whom are independent, non-employee directors. Members of the committee are Richard D. Helppie, Jr., Charles O. Bracken, Mr. Saslow, Mr. Silverman, Mr. Ballantyne and Mr. George, its Chairperson. This committee is vested with the authority to approve, authorize and consummate any acquisition that qualifies as an "immaterial acquisition" under United States generally accepted accounting principals and certain other standards set forth by the Board. The Acquisition Committee did not meet during 2000.

COMPENSATION OF DIRECTORS

     Pursuant to the terms of the formula program of the Long-Term Incentive Plan, each director of the Company who is not otherwise employed by the Company automatically will be granted two options to purchase an aggregate of 10,000 shares of Common Stock upon the day the director joins the Board and again thereafter on the first day of the quarter following each anniversary of the day the director joined the Board during his or her term, for so long as he/she remains a director. The options will have an exercise price equal to the fair market value of the Common Stock as of the grant date. The first option is a formula option grant to purchase 5,000 shares of Common Stock, of which 3,000 shares will be fully vested on the date of the grant. The remaining option to purchase 2,000 shares will become fully vested on the first anniversary of the date of the grant, provided that the director/grantee shall have attended all regularly scheduled meetings of the Board and shall have participated in not less than 80% of all Board conference calls scheduled on notice of not less than 48 hours. The second option is a discretionary option grant to purchase 5,000 shares of Common Stock, of which 1,000 shares will be fully vested on the date of grant. The remaining option to purchase 4,000 shares will become fully vested on the first anniversary of the date of the grant, provided that the director/grantee shall have attended all regularly scheduled meetings of the Board and shall have participated in not less than 80% of all Board conference calls scheduled on notice of not less than 48 hours. In addition, each non-employee director receives an annual fee of $10,000 in compensation for attendance at four regularly scheduled Board meetings, and for participation in special meetings of the Board and Board conference calls. Also, in November 2000 each non-employee director was granted a special option to purchase 10,000 shares of Common Stock. These options have an exercise price equal to $3.00, the fair market value of the Common Stock as of the date of the grant, and they become fully vested one year from the date of the grant. Directors are also reimbursed for travel expenses incurred in connection with attending board and committee meetings.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three independent directors and reviews the Company's financial reporting process on behalf of the Board. The Committee operates under a written Charter adopted by the Board. A Charter for the Committee was first adopted on April 22, 1997, and amended on February 26, 1998. The Board adopted the current Charter on October 26, 2000. A copy of the current Charter is attached hereto as Appendix A. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our financial statements with generally accepted accounting principles and whether our financial statements fairly present, in all material respects, the financial position and results of operations of the Company.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

     The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2000, by its independent auditors, Grant Thornton
LLP:

Audit Fees..................................................    $157,000
Financial Information Systems Design and Implementation.....    $      0
All Other Fees..............................................    $154,000

     Items included in the All Other Fees category include tax services and services related to potential acquisitions and other matters. The Audit Committee considered whether the provision of services for All Other Fees is compatible with maintaining Grant Thornton's independence and does not believe any impairment of independence exists.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Douglas S. Peters, Chairperson
                                          John L. Silverman
                                          Satish K. Tyagi

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation the number of directors shall be not less than three (3) nor more than fifteen (15), with the actual number being set from time to time by the Board. The Board has determined that the number of directors of the Company shall currently be set at nine (9). The three employee directors on the Board are the Company's Chief Executive Officer, Vice President/General Counsel and Executive Vice President. The Board is divided into three classes with staggered, three-year terms so that the term of one class expires at each annual meeting of stockholders. Directors are elected by a plurality of the votes cast.

     The following nominees have been selected and approved by the Board for submission to the stockholders: Reginald M. Ballantyne III, Kenneth S. George and John L. Silverman, each to serve a three-year term expiring at the 2004 Annual Meeting. Except as otherwise specified in the proxy, proxies will be voted FOR election of these nominees.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board; however, management knows of no reason why any nominee should be unable or unwilling to serve. All of the nominees have consented to be named as nominees and to serve as directors if elected.

     Effective April 26, 2001, Bernard J. Lachner retired as a director. The Board appointed Satish K. Tyagi (whose biography follows) to fill the vacancy created by Mr. Lachner's resignation. The Company thanks Mr. Lachner for his many years of valuable service and advice to the Company.

     A brief listing of each nominee and each director serving an unexpired term follows.

                         NOMINEES FOR ELECTION AT THIS
                       MEETING TO TERMS EXPIRING IN 2004:

                THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

     Reginald M. Ballantyne III (age 57) has served as a Director of the Company since August 1996. Mr. Ballantyne was initially appointed to Superior's Advisory Council in 1995. He has held the position of President of PMH Health Resources, Inc. since 1984. Prior to that, Mr. Ballantyne served as President of Phoenix Memorial Hospital. Mr. Ballantyne was elected Chairman of the American Hospital Association ("AHA") in 1997 and served as Speaker of the AHA House of Delegates in 1998. He is a Fellow of the American College of Healthcare Executives ("ACHE") and a recipient of the ACHE Gold Medal Award for Management Excellence. Mr. Ballantyne also served as a member of the national Board of Commissioners for the Joint Commission on Accreditation of Healthcare Organizations and as Chairman of the AHA Committee of Commissioners.

     Kenneth S. George (age 52) has served as a Director of the Company since November 1997. Mr. George is currently a General Partner for Riverside Acquisition, L.L.C. From 1994 to 1995, Mr. George served as Chairman and Chief Executive Officer for AmeriStat, Inc. which was sold in October, 1995 to Med Trans., a subsidiary of Laidlaw. From 1988 through its sale to Healthtrust, Inc. in 1994, Mr. George was Chairman and CEO of Epic Healthcare Group. Mr. George is the founding Director of the Texas Lyceum Association and served as a member of the Board of Managers for the Dallas County Hospital District. Mr. George also currently serves as a State Representative in the Texas House of Representatives.

     John L. Silverman (age 59) has served as a Director of the Company since October 1997. Mr. Silverman is currently an independent consultant to the healthcare industry. From 1995 through 1997, he served as Chief Executive Officer of AsiaCare, Inc., a southeast Asian healthcare investment company. From 1990 to August 1997, he was the Vice President and Chief Financial Officer of Chi Systems, Inc., a healthcare consulting company. Mr. Silverman is currently a director of Integrated Health Services, Inc., MHM Services, Inc., Tangerine Technologies, Inc. and DocNet.com Inc.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2002:

     Ronald V. Aprahamian (age 54) has served as Chairman of Superior since October 2000. Previously, Mr. Aprahamian founded and served as chairman and chief executive officer of Compucare, Inc. and The Compucare Company. Mr. Aprahamian has served as chairman of the Center for Healthcare Information Management, and is a board member and investor of Sunrise Assisted Living, Inc. and Metrocall, Inc. He currently serves as a consulting director at Riggs National Bank of Washington, D.C.

     Richard D. Helppie, Jr. (age 45) has served as our Chief Executive Officer since he founded Superior in 1984. He also served as our President from May 1984 to January 1999, and as Chairman from May 1984 to October 2000. Mr. Helppie currently serves as the CEO and a Director of the Company. Mr. Helppie has more than 26 years of experience in the healthcare and information systems industries. He currently serves as a director of Neoforma.com, Inc.

     Richard P. Saslow (age 54) has served as a Director of the Company since August 1996. Mr. Saslow practiced business law and commercial litigation with the firm of Butzel Long, PC from January 1991 to January 1997. Prior to that period, Mr. Saslow practiced law with the firm of Butzel, Keidan, Simon, Meyers & Graham from 1974 to 1990. Mr. Saslow joined the Company in January 1997 and has served since that time as Vice President and General Counsel.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2003:

     Douglas S. Peters (age 57) has served as a Director of the Company since August 1996. Mr. Peters has served as the President and Chief Executive Officer of Jefferson Health System since its formation in 1995. Previous to that, Mr. Peters served in the same capacity for Main Line Health, Inc. Mr. Peters was a Senior Vice President with Blue Cross Blue Shield of Illinois and prior to that was the President and CEO of Henry Ford Health System. Mr. Peters has 34 years of healthcare industry experience. Mr. Peters is also a director of the Philadelphia Contributionship. Mr. Peters is a Fellow of the American College of Healthcare Executives ("ACHE").

     Satish K. Tyagi (age 44) became a Director of the Company on April 26, 2001. Mr. Tyagi has been a Principal Partner with Delta Capital & Research ("DC&R") since he founded DC&R in August 2000. From July 1997 until May 2000, Mr. Tyagi was Managing Director, Institutional Research at SG Cowen Securities Corp. Prior to that he was Managing Director, Equity Research at Jefferies Group, Inc. Mr. Tyagi has over 16 years of experience in the health care industry, including six years in healthcare management consulting. Mr. Tyagi is currently a director of PMR Corp.

     Charles O. Bracken (age 51) has served as a Director of the Company since January 1, 1999, and has served as Superior's Executive Vice President since joining Superior in March 1987. Mr. Bracken has more than 30 years of experience in the healthcare and information systems industries. Prior to joining Superior, Mr. Bracken spent three years as vice president of marketing of a healthcare information software firm, preceded by 10 years of related experience in healthcare information systems management, including positions as Chief Information Officer for single and multi-hospital corporations.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

     The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for (i) establishing compensation programs for the executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief Executive Officer. The Committee is composed of three directors. All three of these directors have never served as employees of the Company.

     This report describes the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company's stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

     COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a principal view to enhancing stockholder value.

     Generally, the Company's executive compensation program makes a significant portion of each executive's cash compensation contingent upon growth and improvement in the Company's results of operations, with the potential to earn exceptional rewards for exceptional performance. More specifically, the program is designed to provide compensation for meeting and exceeding internal goals and to provide incentives to increase the market value of the Company's Common Stock. The program is also designed to attract and retain talented executives who are essential to the Company's long-term success within a highly competitive industry that demands unique talents, skills and capabilities.

     Compensation criteria are evaluated annually to ensure they are appropriate and consistent with the business objectives which are important in meeting the Company's earnings per share, operating profits and revenue goals and in enhancing stockholder value. The Company's executive compensation policies and programs are intended to: (i) provide rewards contingent upon Company and individual performance; (ii) link executive compensation to sustainable increases in and the preservation of stockholder value; (iii) promote teamwork among executives and other Company employees; (iv) retain a strong management team; and (v) encourage personal and professional development and growth.

     BASE SALARY. The Committee reviews the compensation of each of its executive officers not less than annually. The Committee's review takes into consideration both the Company's performance with respect to earnings per share, operating profits and revenue, and also the duties and performance of each executive. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing base salaries of executives.

     INCENTIVE BONUSES. Each of the Company's Named Executive Officers (as defined below) was covered under a bonus plan in 2000. Named Executive Officers have annual and other periodic bonus opportunities equal to between $75,000 and $160,000. Mr. Huntzinger did not have a bonus opportunity in 2000. The bonus paid to each Named Executive Officer, if any, is discretionary up to the dollar levels in their respective bonus plans based on financial performance criteria, including revenue growth, profitability and performance.

     EXECUTIVE COMPENSATION IN 2000. The aggregate compensation opportunity, including both salary and bonus, of the Named Executive Officers as a group in 2000 was $2,026,300. However, the Named Executive Officers received actual compensation in 2000 of $1,419,373 due to the financial performance of the Company. The base salaries of the Named Executive Officers other than Mr. Bracken, Mr. Sorensen and Mr. Huntzinger were decreased temporarily in 2000, after which they were returned to their prior level. Because the Company did not achieve its financial performance goals in 2000, none of the Named Executive Officers other than Mr. Bracken received an incentive bonus. Mr. Bracken received a bonus of $20,000 in recognition of his individual performance.

     LONG-TERM INCENTIVE COMPENSATION PLAN

     The Committee believes that the granting of stock options and other forms of equity compensation is an important method of rewarding and motivating management by aligning management's interests with those of the Company's stockholders on a long-term basis. In addition, the Committee recognizes that the Company conducts its business in an increasingly competitive industry and that, in order for the Company to remain highly competitive and at the same time pursue a high-growth strategy, it must employ the best and most talented executives and managers who possess demonstrated skills and experience. The Company believes that stock options and other forms of equity compensation have given and continue to give the Company a significant advantage in attracting and retaining such employees. The Committee believes the Incentive Plan is an important feature of the Company's executive compensation package. Under the Incentive Plan, the Committee may grant options and other forms of equity compensation to executive officers who are expected to contribute materially to the Company's future success. In determining the size of stock option and other equity grants, the Committee focuses primarily on the Company's performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives. The Committee also considers the number of options held, if any, by each executive when making option grants to executive officers. Named Executive Officers except for Mr. Huntzinger received option grants on January 4, 2000 based upon the Company performance in 1999. Because the Company did not achieve its performance goals in 2000, no other options were granted to Named Executive Officers in 2000, except for options granted to Mr. Huntzinger on September 1, 2000, prior to his joining the Company.

     The Committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for the Company's executive officers. Because they generally provide rewards to executives only to the extent the Company's stock price increases after the options or other equity awards are granted the Committee feels that stock options and other equity awards granted under the Incentive Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote the ongoing success of the Company.

     In February 1999, the Board authorized the creation of the Non-Statutory Stock Option Plan (the "Non-Statutory Plan") and reserved 1,000,000 shares of Common Stock for issuance under the Non-Statutory Plan. Under the Non-Statutory Plan, the Company may grant stock options in connection with acquisitions by the Company and other special circumstances. The Non-Statutory Plan has substantially the same form, terms and substance as the Company's Incentive Plan, except that grants issued under the Non-Statutory Plan will not qualify as "incentive stock options" for tax purposes, and directors and executive officers of the Company are not eligible to receive grants under the Non-Statutory Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     It is the responsibility of the Committee to comply with the provisions of
Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of the Company's federal income tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above, and are based on both the Company's performance and the satisfaction of individual performance objectives. For the 2000 fiscal year, Mr. Helppie's actual salary was approximately $329,000, and Mr. Helppie did not receive a bonus. Mr. Helppie received non-statutory stock options on January 4, 2000, to purchase 45,000 shares of Common Stock at an exercise price equal to $13.63 per share.

     The foregoing report has been approved by all of the members of the Committee.

                                          THE COMPENSATION COMMITTEE

                                          John L. Silverman, Chairperson
                                          Ronald V. Aprahamian
                                          Kenneth S. George

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald V. Aprahamian served as a member of the Company's Compensation Committee in 2000. Mr. Aprahamian purchased from the Company 200,000 shares of the Company's common stock at fair market value in October 2000. Of the total purchase price of $307,540, Mr. Aprahamian paid $2,000 in cash from personal funds and executed and delivered a promissory note, secured by the shares of common stock purchased by Mr. Aprahamian, to the Company in the principal amount of $305,540, with interest accruing annually at the rate of 9.5%. The principal and accrued and unpaid interest is payable no later than October 2002.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the Nasdaq Market Index and a Company-selected peer group of providers of consulting and/or information services (the "Peer Group"). The graph assumes that $100 was invested on October 10, 1996, in each of the Company's Common Stock, at a price of $16.00 per share, the Nasdaq Market Index and the Peer Group, and that all dividends were reinvested.

         PERFORMANCE GRAPH FOR SUPERIOR CONSULTANT HOLDINGS CORPORATION
                  Prepared by Media General Financial Services
             Produced on April 18, 2001 including data to 12/31/00

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------
                                             10/10/96    12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
-------------------------------------------------------------------------------------------------------------------
  Superior Consultant Holdings Corporation     100.00      154.69      187.50      271.88       89.06       17.19
  NASDAQ Market Index                          100.00      104.71      128.08      180.64      318.60      200.25
  Peer Group Index                             100.00      116.55      158.83      272.78      329.20      250.63

NOTES:

(1) Peer Group return is weighted by market capitalization.

(2) The Peer Group is comprised of the common stock of the following companies:
    Cambridge Technology Partners, Inc.; Cerner Corporation; Computer Sciences Corporation; DAOU Systems, Inc.; First Consulting Group Inc.; iGate Capital Corporation; International Business Machines; MarchFirst, Inc.; Navigant Consulting, Inc.; Renaissance Worldwide Corporation; Sapient Corporation; and Shared Medical Systems Corporation.

---------------
Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"), neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, as amended (the "Exchange Act"), nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act").

                            MANAGEMENT COMPENSATION

GENERAL

     The following table sets forth all compensation awarded or earned during the last three fiscal years by the Company's Chief Executive Officer, the three other executive officers who were serving at the end of our last completed fiscal year, and Robert R. Tashiro and James T. House, who served as executive officers of the Company until October 11, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                   ANNUAL COMPENSATION(1)         ------------
                                             ----------------------------------    SECURITIES
                                    FISCAL                         OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS     COMPENSATION    OPTIONS(#)    COMPENSATION(2)
---------------------------         ------    ------     -----     ------------    ----------    ---------------
Richard D. Helppie, Jr............   2000    $329,236   $     0         $0           45,000          $1,405
  Chief Executive Officer            1999     337,000         0          0           50,000           1,411
  of the Company                     1998     325,000    20,000          0           25,000           5,735
Charles O. Bracken................   2000    $320,000   $20,000         $0           50,000          $1,376
  Executive Vice President           1999     320,000         0          0           50,000           1,411
  of the Company                     1998     310,000    30,000          0           25,000           5,692
George S. Huntzinger(3)...........   2000    $ 58,300   $     0         $0           10,000          $  222
  President and Chief
  Operating Officer of the Company
Richard R. Sorensen...............   2000    $200,000   $     0         $0           20,000          $1,203
  Chief Financial Officer of         1999     200,000    22,950          0           11,000           1,315
  the Company                        1998      69,231     5,877          0           10,000             611
Robert R. Tashiro(4)..............   2000    $294,000   $     0         $0           50,000          $1,362
  Former President and               1999     301,000         0          0           50,000           1,411
  Chief Operating Officer            1998     290,000    30,000          0           25,000           5,648
  of the Company
James T. House(5).................   2000    $173,000   $24,837(6)      $0           47,500          $1,077
  Former Vice President,             1999     175,000    21,296          0           51,500           1,267
  Chief Financial Officer,           1998     150,000    51,183          0           25,000           5,323
  Treasurer and Assistant
  Secretary of the Company

---------------
(1) Effective January 4, 1999, the Company entered into agreements with Messrs. Helppie and Bracken which provided them with aggregate potential annual compensation of $967,000, comprised of base salary and bonus compensation under their 2000 bonus plan based on achievement of certain pre-determined performance criteria. Effective October 11, 2000, the Company entered into an agreement with Mr. Huntzinger which provided him with annual compensation of $286,000. Mr. Sorensen's employment agreement, dated August 10, 1998, provides for annual compensation of $200,000.

(2) Represents amounts paid by the Company during fiscal 2000 for (i) long-term and short-term disability insurance premiums as follows: Messrs. Helppie, Bracken, Sorensen, Tashiro and House -- $915 each and Mr.
    Huntzinger -- $153; and (ii) life insurance premiums for which the Company is not the beneficiary as follows: Mr. Helppie -- $490, Mr. Bracken -- $461, Mr. Huntzinger -- $69, Mr. Sorensen -- $288, Mr. Tashiro -- $447 and Mr. House -- $162.

(3) Represents Mr. Huntzinger's compensation from October 11, 2000, the date on which he joined the Company, until December 31, 2000.

(4) Mr. Tashiro resigned as the Company's President and Chief Operating Officer on October 11, 2000, and continued thereafter as an employee of the Company at the same compensation level during the remainder of 2000.

(5) Consists of Mr. House's compensation until November 30, 2000, the date on which he left the Company, plus salary continuation paid during 2000 to Mr. House pursuant to a Resignation and Separation Agreement dated December 1, 2000.

(6) Represents compensation deferred from 1996.

EXECUTIVE OPTION GRANTS

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 2000.

                          OPTION GRANTS IN FISCAL 2000

                                                  INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                              ----------------------------------------------------------       VALUE AT ASSUMED
                              NUMBER OF                                                     ANNUAL RATES OF STOCK
                              SECURITIES     PERCENT OF TOTAL     EXERCISE                  PRICE APPRECIATION FOR
                              UNDERLYING    OPTIONS GRANTED TO     PRICE                        OPTION TERM(1)
                               OPTIONS         EMPLOYEES IN         PER       EXPIRATION    ----------------------
NAME                           GRANTED         FISCAL 2000        SHARE(2)       DATE          5%          10%
----                          ----------    ------------------    --------    ----------       --          ---
Richard D. Helppie, Jr....      45,000             3.4%            $13.63      01/03/10     $385,733    $  977,522
Charles O. Bracken........      50,000             3.8%             13.63      01/03/10      428,592     1,086,136
George S. Huntzinger......      10,000             0.8%              3.19      08/31/10       20,062        50,840
Richard R. Sorensen.......      20,000             1.5%             13.63      01/03/10      171,437       434,454
Robert R. Tashiro.........      50,000             3.8%             13.63      01/03/10      428,592     1,086,136
James T. House............      47,500             3.6%             13.63      01/03/10      407,162     1,031,829

---------------
(1) In accordance with SEC rules, these columns show gains that might exist for the option over the life of the option, a period of ten years. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the named executive officers will be zero. A 5% or 10% annually compounded increase in the Company's stock price from the date of grant to the end of the option term would result in stock prices of $22.20 and $35.35 per share, respectively, in the case of the options with an exercise price of $13.63 per share and $5.20 and $8.27 per share, respectively, in the case of the options with an exercise price of $3.19 per share.

(2) The options granted to Messrs. Helppie and Bracken became exercisable on January 4, 2001. The options granted to Mr. Huntzinger become exercisable in eight quarterly installments beginning on October 1, 2000 and ending on July 1, 2002. The options granted to Mr. Sorensen become exercisable in five annual installments beginning on January 4, 2001. Options granted to Mr. Tashiro have been canceled effective May 4, 2001. Options granted to Mr. House became exercisable on November 30, 2000.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning stock options exercised by the Named Executive Officers during 2000, as well as the value of unexercised options held by such persons on December 31, 2000. The values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $2.75 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on December 29, 2000) also are included.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                SHARES                             OPTIONS AT               IN-THE-MONEY OPTIONS AT
                               ACQUIRED                        DECEMBER 31, 2000               DECEMBER 31, 2000
                                 UPON         VALUE       ----------------------------    ----------------------------
NAME                           EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                           --------    -----------    -----------    -------------    -----------    -------------
Richard D. Helppie, Jr.......     0            $0            60,000          60,000           $0              $0
Charles O. Bracken...........     0             0            60,000          65,000            0               0
George S. Huntzinger.........     0             0             1,250           8,750            0               0
Richard R. Sorensen..........     0             0             6,200          34,800            0               0
Robert R. Tashiro............     0             0            24,000         106,000            0               0
James T. House(2)............     0             0           151,272               0            0               0

---------------
(1) Calculated as the difference between the fair market value of the Company's Common Stock at the time of the option exercise and the exercise price.

(2) Mr. House's options became exercisable at the time he left the Company pursuant to the terms of the Company's Long-Term Incentive Plan and Mr. House's employment agreement and resignation and separation agreement.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     Richard D. Helppie, Jr.'s compensation agreement provides for an annual salary of $337,000 in 2000 and his bonus plan provides for an annual bonus in 2000 of an amount not more than $150,000. Mr. Helppie's compensation shall be subject to review of the Compensation Committee of the Board.

     Charles O. Bracken's employment agreement provides for his employment as Executive Vice President of the Company at an annual base salary of $320,000 in 2000 and his bonus plan provides for an annual bonus of up to $160,000. Under the employment agreement, Mr. Bracken is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     Robert R. Tashiro's employment agreement provided for an annual base salary of $301,000 in 2000 and his bonus plan provided for an annual bonus in 2000 of an amount not more than $150,000. Under the employment agreement, Mr. Tashiro was subject to noncompetition, nonsolicitation and nondisclosure covenants. Mr. Tashiro retired from the Company on January 5, 2001, and his employment agreement was terminated.

     James T. House's employment agreement provided for an annual base salary of $175,000 in 2000 and his bonus plan provided for an annual bonus in 2000 of not more than $100,000. Mr. House entered into a resignation and separation agreement with the Company on December 1, 2000, which provides for salary continuation for a period of one year. Under the resignation and separation agreement, Mr. House is subject to the noncompetition, nonsolicitation and nondisclosure covenants set forth in his employment agreement.

     The employment or compensation agreements with each of Mr. Helppie and Mr. Bracken provide salary continuation benefits in the event that the executive officer's employment is terminated by the Company for any reason other than for cause, which means gross misconduct, embezzlement or attempted embezzlement of money or property of the Company or a subsidiary or an affiliate, the executive officer's perpetration or attempted perpetration of fraud on the Company or a subsidiary or an affiliate, or the executive officer's participation in a fraud or attempted fraud on the Company. Upon termination for any reason other than for cause, the officer shall receive his base salary for a period of two years in the case of Mr. Helppie and one year in the case of Mr. Bracken from the date of termination and his bonus, if any, earned up through and including the date of termination. In addition, any stock options granted up to the date of termination vest immediately upon termination, but no new stock options will be granted after the date of termination. Mr. Tashiro's employment agreement provided for similar benefits, with salary continuation of one year upon termination without cause. Salary continuation was not provided to Mr. Tashiro following his retirement from the Company.

     The employment or compensation agreements with each of Mr. Helppie and Mr. Bracken also provide salary continuation benefits in the event that the executive officer's employment is terminated due to a Change in Control (as defined below) of the Company. Upon such termination, the executive officer will receive an amount equal to three times the full annual base salary in effect for the year of termination plus three times the full year's bonus opportunity in effect for the year of termination. In addition, stock options granted up to the date of termination vest immediately upon termination; however, no new stock options will be granted after the date of termination. Mr. Tashiro's employment agreement provided for similar benefits. The resignation and separation agreement with Mr. House provides for the acceleration of payment of amounts due to Mr. House in the event of a Change in Control. A Change in Control is defined to include the acquisition by any person or group of 50% or more of the Company's then-outstanding voting securities, the approval by the stockholders of a merger, consolidation, recapitalization or reorganization of the Company that would result in a transfer of more than 25% of the total voting securities, and the approval by the stockholders of a liquidation of the Company or sale of more than 50% of the Company's assets.

     George S. Huntzinger's employment agreement provides for his employment as President and Chief Operating Officer of the Company at an annual base salary of $286,000. Under the employment agreement, Mr. Huntzinger is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     The employment agreement with Mr. Huntzinger provides salary continuation benefits in the event that his employment is terminated by the Company for any reason other than for cause, which means the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its subsidiaries or any of their respective customers or suppliers, conduct causing the Company or any of its subsidiaries substantial public disgrace or disrepute, substantial and repeated failure continuing after written notice thereof to perform duties of the office held by Mr. Huntzinger as reasonably directed by the Chief Executive Officer of the Company, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries, or any material breach of the noncompetition, nonsolicitation and nondisclosure covenants of the employment agreement. Upon termination for any reason other than for cause, Mr. Huntzinger shall receive his base salary for a period of six months from the date of termination. Mr. Huntzinger's rights under the other benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs as in effect on the date of termination.

     Richard R. Sorensen's employment agreement provides for an annual base salary of $200,000 in 2000. Under the employment agreement, Mr. Sorensen is subject to noncompetition, nonsolicitation and nondisclosure covenants.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any matter not described herein should properly come before the meeting, the persons named in the proxy card will vote the shares in accordance with their best judgment. At the time this Proxy Statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1995, Superior loaned Mr. Bracken $500,000, evidenced by a term promissory note bearing interest at 7.71% per annum. The note provides for equal annual payments of principal and interest of $50,000, payable on December 31 of each year beginning December 31, 1995 with the entire unpaid principal balance due on December 31, 2015. At the option of the Company, the entire outstanding indebtedness under the note may be accelerated in the event that Mr. Bracken's employment with the Company is terminated. The Company and Mr. Bracken entered into an amendment to the promissory note in December 2000, under which Mr. Bracken's payments of principal and interest were suspended for one year. The largest amount of indebtedness outstanding under such note during fiscal 2000 was $458,000 as of December 31, 2000.

     On May 4, 2001, Mr. Aprahamian assumed an existing term promissory note payable to Superior with an amount outstanding of $209,336. This note bears interest at 7.71% per annum and provides for equal annual payments of principal and interest of $25,000, payable on December 31, of each year, with the entire unpaid principal balance due on December 31, 2015. All amounts due under this note will become immediately payable in the event that (a) Mr. Aprahamian resigns as a director of the Issuer, (b) Mr. Aprahamian elects not to stand for reelection as a director of the Issuer or (c) there is a Change in Control of Superior, as defined in a certain Shareholder Agreement entered into by Mr. Aprahamian and Superior.

     During 2000, the Company sold 200,000 shares of its common stock for fair market value to each of Mr. Aprahamian, Mr. Huntzinger and one other newly-hired executive, in exchange for cash and promissory notes. The notes total $916,620, are secured by the purchased stock, bear interest at 9.5% per annum and require payment of all accrued interest and principal in October 2002.

     In 1996 the Company entered into a tax indemnification agreement with the S corporation shareholders of Superior which provides for, among other things, the indemnification of each such shareholder for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) and the repayment to the Company of any amounts received as refunds, resulting from Superior's operations during the period in which it was an S corporation. Management believes that the Company's maximum exposure pursuant to this agreement is not material.

     The Company leases an office facility from an entity partially owned by two stockholders. Net rent expense for this lease was approximately $463,000, $469,000 and $470,000 for the years ended December 31, 1998, 1999 and 2000, respectively. The rent expense was offset by sublease income of approximately $69,000 for the years ended December 31, 1999 and 2000.

     In 2000, the Company chartered aircraft from Clearwater Aviation, Inc., of which Mr. Helppie is sole stockholder. Payments under this arrangement totaled approximately $662,000 in 1998, $605,000 in 1999 and $260,000 in 2000. This
arrangement was approved by a majority of all of the independent and disinterested members of the Board of Directors.

     Mr. Saslow, a Director, was a shareholder in the law firm of Butzel Long, PC, Detroit, Michigan. Butzel Long and Mr. Saslow's prior firm Butzel, Keidan, Simon, Myers & Graham, have been outside general counsel to Superior since 1985. Mr. Saslow joined the Company as a vice president and general counsel in January 1997.

     Mr. Peters, a Director, is the President of Jefferson Health System, a non-profit organization which, from time to time, is a client of the Company.

     During the years ended December 31, 1998, 1999 and 2000, the Company recognized revenue of approximately $1,500,000, $1,100,000 and $4,100,000, respectively, from entities in which it had an equity interest. Included in accounts receivable at December 31, 2000, is approximately $1,020,000 due from one of the entities in which the Company has an equity interest.

                         STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 31, 2001 by: (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's directors and nominees for directors; (iii) each of the Named Executive Officers; and (iv) all directors and named executive Officers of the Company as a group. (Each person named below has an address in care of the Company's principal executive offices.) The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holder, subject to community property laws where applicable.

                                                                SHARES BENEFICIALLY OWNED(1)
                                                                ----------------------------
NAME OF BENEFICIAL OWNER                                         NUMBER              PERCENT
------------------------                                         ------              -------
Richard D. Helppie, Jr.(2)(3)(4)............................    3,468,049             31.0
Laird Norton Financial Group, Inc.(5).......................      917,965              8.3
Mellon Financial Corporation(6).............................      749,600              6.8
Ronald V. Aprahamian(3)(4)(7)...............................      692,135              6.2
Wellington Management Company, LLP(8).......................      642,800              5.8
Charles O. Bracken(3)(4)....................................      452,853              4.0
George S. Huntzinger(3)(4)..................................      253,025              2.3
James T. House (3)..........................................      151,272              1.3
Richard P. Saslow(3)(4).....................................       47,700                *
John L. Silverman(3)........................................       39,519                *
Douglas S. Peters(3)........................................       28,930                *
Reginald M. Ballantyne III(3)...............................       27,000                *
Kenneth S. George(3)........................................       24,000                *
Richard R. Sorensen(3)......................................       14,900                *
Satish K. Tyagi(3)(4).......................................       10,600                *
Robert R. Tashiro...........................................            0                *
All Directors, Executive Officers and 5% stockholders as a
  group.....................................................    7,520,348             64.6

---------------
 *  less than 1%

(1) Applicable percentage of ownership as of May 31, 2001 is based upon 11,074,869 shares of Common Stock outstanding, and is determined by assuming the exercise of options that are held by such persons (but not those held by any other person) which are exercisable within 60 days of the date hereof. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares shown as beneficially owned.

(2) 3,036,590 shares are held by The Richard D. Helppie, Jr. Trust, of which Mr. Helppie is the sole trustee, and 321,459 shares are held by The Richard D. Helppie, Jr. Ten Year Grantor Retained Annuity Trust, of which Mr. Helppie is the sole trustee.

(3) Includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days from the date hereof as follows: Mr. Helppie 110,000 shares; Mr. Aprahamian 4,000 shares; Mr. Bracken 115,000 shares; Mr. Huntzinger 5,000 shares; Mr. House, 151,272; Mr. Saslow 43,700 shares; Mr. Silverman 24,000 shares; Mr. Peters 27,000 shares; Mr. Ballantyne 27,000 shares; Mr. George 24,000 shares; Mr. Sorensen 12,400 shares; and Mr. Tyagi 4,000 shares.

(4) Messrs. Helppie, Aprahamian, Bracken, Huntzinger, Saslow, Tyagi and Steven
    H. Smith, the Company's Executive Vice President, have each entered into a Purchase Plan with a single broker-dealer to acquire in open market transactions shares of Common Stock from time to time. Messrs. Helppie, Aprahamian, Bracken, Huntzinger, Saslow, Tyagi and Smith have filed a
    Schedule 13D, as amended, with respect to these transactions because they may be deemed to constitute a "group" within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934. The persons covered by the
    Schedule 13D, as amended, beneficially own in the aggregate 5,210,662 shares of Common Stock which represents approximately 45.9% of the outstanding shares of Common Stock. None of these persons has any agreement, arrangement or understanding to act together with respect to the voting and/or disposition of any shares that any of them now beneficially own or may hereafter acquire and each disclaims any beneficial ownership of any Common Stock owned by any of the others.

(5) According to Report on SEC's Schedule 13G, as of April 6, 2001, Laird Norton Financial Group, Inc. ("LNFG") may be deemed to share voting and dispositive power of 917,965 shares of the Company's common stock. Of the 917,965 shares of Company common stock, a subsidiary of LNFG, Wentworth, Hauser & Voilich ("Wentworth"), may be deemed to share voting and dispositive power of 715,715 shares of common stock with certain persons to whom Wentworth serves as an investment adviser. The remaining 202,250 shares of common stock are held by another subsidiary of LNFG, Laird North Trust Company.

(6) According to the Amendment No. 2 to the Report on SEC's Schedule 13G, as of January 25, 2001, Mellon Financial Corporation has sole voting power of 699,000 shares, shares voting power of 33,000 shares and has sole dispositive power of 749,600 shares Mellon Bank, N.A., a subsidiary of Mellon Financial Corporation, is the trustee of the Company's employee benefit plan (the "Plan"), which is subject to ERISA. The securities reported include all shares held of record by Mellon Bank, N.A. as trustee of the Plan which have not been allocated to the individual accounts of employee participants in the Plan.

(7) Includes 3,000 shares held in a trust for the benefit of Polly Aprahamian, Mr. Aprahamian's mother, over which Mr. Aprahamian exercises voting and dispositive power.

(8) According to Report on SEC's Schedule 13G, as of February 13, 2001, Wellington Management Company, LLP ("WMC") may be deemed to share voting power of 598,800 shares and dispositive power of 642,800 shares with clients of WMC who are owners of record of the Company's common stock.

              SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and any persons who own more than ten percent (10%) of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all such Section 16(a) filing requirements were complied with, except for a Form 4 which was to be filed by Richard R. Sorensen by December 10, 2000. Such form was filed on April 10, 2001.

               STOCKHOLDER PROPOSALS FOR THE 2002 PROXY STATEMENT

     Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2002 Annual Meeting of Stockholders should submit the proposal in writing to: Secretary, Superior Consultant Holdings Corporation, 17570 West Twelve Mile Road, Southfield, Michigan 48076. The Company must receive a proposal by December 15, 2001 in order to consider it for inclusion in the Proxy Statement for the 2002 Annual Meeting of Stockholders.

                               VOTING PROCEDURES

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, the Company's independent public accountants, has audited the Company's financial statements for the fiscal year ended December 31, 2000. The Company expects representatives of Grant Thornton LLP to be present at the Meeting and to be available to respond to appropriate questions from stockholders. The Grant Thornton LLP representatives will be given an opportunity to make a statement if they desire.

                               OTHER INFORMATION

     A copy of the Annual Report on Form 10-K, as amended, as filed with the SEC for the year ended December 31, 2000 (excluding exhibits) will be furnished, without charge, by writing to Susan Synor, Investor Relations, Superior Consultant Holdings Corporation, 17570 West Twelve Mile Road, Southfield, Michigan 48076.

                            SOLICITATION OF PROXIES

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the Company's Board of Directors.

                                          SUSAN M. SYNOR
                                          Secretary

Southfield, Michigan
June 8, 2001

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

     The Board of Directors of Superior Consultant Holdings Corporation hereby constitutes and establishes an Audit Committee with authority, responsibility, and specific duties as follows:

     COMPOSITION. The Committee shall be composed of three Directors as appointed by the Chairman of the Board of Directors from time to time. Not less than two of the three Committee members shall be Directors who are independent of management and operating executives. One of the members shall be appointed Committee Chairman by the Chairman of the Board of Directors.

     AUTHORITY. The Audit Committee is granted the authority to investigate any financial activity of the Company and subsidiaries and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

     RESPONSIBILITY. The Audit Committee is to serve as a focal point for communication among Non-Committee Directors, the Corporation's outside accountants and auditors ("Independent Accountants"), and the management of the Company as their duties relate to financial accounting, reporting and controls. The Audit committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all subsidiaries and the sufficiency of auditing relative thereto. The opportunity for the Independent Accountants to meet with the entire Board of Directors as needed is not to be restricted.

     MEETINGS. The Audit Committee is to meet at least three times per year, and as many times as the Committee deems necessary. Meetings may be held by telephone conference if the Committee so elects.

     ATTENDANCE. As necessary or desirable, the Chairman of the Committee may request that members of management, the Chief Financial Officer, Controller and representatives of the Independent Accountants be present at meetings of the Committee.

     MINUTES. Minutes of each meeting are to be prepared and sent to Committee members and the Directors of the Company who are not members of the Committee.

     SPECIFIC DUTIES. The Committee shall:

     1. Inform the Independent Accountants and management that the Independent Accountants and the Committee may communicate with each other at all times; and the Committee Chairman may call a meeting whenever he deems it necessary.

     2. Review with the Company's management and the Independent Accountants, the Company's policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

     3. The Committee is to make, or cause to be made, reasonable inquiries of management and of the Independent Accountants concerning established standards of corporate conduct and performance and deviations therefrom. In carrying out its responsibilities, the Audit Committee's primary liaison with management will be the Chief Financial Officer.

     4. Review prior to the annual audit the scope and general extent of the Independent Accountant's audit examination, including the Engagement Letter. The auditor's fees are to be arranged with management and annually summarized for Committee review. The Committee's review should entail an understanding from the Independent Accountants of the factors considered by the Accountants in determining the audit scope, including:

        - Industry and business risk characteristics of the company

        - External reporting requirements

        - Materiality of the various segments of the Company's consolidated and non-consolidated activities

        - Quality of internal controls

        - Other areas to be covered during the audit engagement

      5. Review with management the extent of non-audit services planned to be provided by the Independent Accountants, in relation to the objectivity needed in the audit.

      6. Review with management and the Independent Accountants instances, if any, where management has obtained "second opinions" from other accountants.

      7. Review with management and the Independent Accountants, upon completion of their audit, financial results for the year, prior to their release to the public.

      8. Arrange for receipt from the Independent Accountants of their reports on review of the Company's quarterly financial statements on Form 10-Q. The Independent Accountants should be instructed to communicate with the Committee if there is a probability that any quarterly review report will be other than standard.

      9. Evaluate the cooperation received by the Independent Accountants during their audit examination, including their access to all requested records, data, and information. Also elicit the comments of management regarding the responsiveness of the Independent Accountants to the Company's needs. Inquire of the Independent Accountants whether there have been any disagreements with management which, if not satisfactorily resolved would have caused them to modify their report on the Company's financial statements.

     10. Discuss with the Independent Accountants the quality of the Company's financial and accounting personnel, and any relevant recommendations which the Independent Accountants may have (including those in their "Letter of Comment and Recommendations"). Topics to be considered during this discussion include improving internal financial controls, the selection of accounting principles, and management reporting systems. Review written responses of management to "Letter of Comments and Recommendations" from the Independent Accountants.

     11. Apprise the Independent Accountants that the Independent Accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders, and that these shareholder representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the Independent Accountants.

     12. To require the Independent Accountants to deliver to the Audit Committee each year a formal written statement delineating all relationships between the Independent Accountants and the Corporation, consistent with Independence Standards Board Standard 1, and to actively engage in a dialogue with the Independent Accountants with respect to any disclosed relationships or services which may impact the objectivity and independence of the Independent Accountants and take, or recommend that the full board take, appropriate action to ensure the independence of the Independent Accountants.

     13. Discuss with Company management from time to time as deemed necessary the scope and quality of internal accounting and financial reporting controls in affect.

     14. Apprise the Board of Directors of significant developments in the course of performing the above duties.

     15. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

     16. Recommend to the Board of Directors the retention or replacement of the Independent Accountants.

PROXY                                                                      PROXY
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          17570 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48076

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Richard D. Helppie, Jr. and Richard P. Saslow, and each of them, as Proxies with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value $0.01 per share, of Superior Consultant Holdings Corporation (the "Company") held of record by the undersigned on May 1, 2001, at the Annual Meeting of Stockholders when convened on Friday, June 29, 2001, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SELECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

           PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

    IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE COMPANY AT 1-248-386-8300.

                  (Continued and to be signed on reverse side)

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [  ]

[ 000001   2018681460   3005272963            100.000   1100   A   0425   00001]


1. ELECTION OF CLASS II DIRECTORS, for a term expiring at         For   Withhold   For All
   the Annual Meeting of Stockholders in 2004 (mark               All      All     Except
   one of the ovals).                                             [  ]     [  ]     [  ]
   Nominees: 01-Reginald M. Ballantyne III
             02-Kenneth S. George and
             03-John L. Silverman
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

---------------------------------------------------------------


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.


 ........                                         Dated: _________________ , 2001

Signature(s)____________________________________________________________________

________________________________________________________________________________
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If as a partnership, please sign in full partnership name by authorized person.

                          /\  FOLD AND DETACH HERE  /\

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.